CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated June 28, 2011, relating to the financial statements and financial highlights of Nuveen Intermediate Duration Municipal Bond Fund (a series of Nuveen Municipal Trust) which appears in such Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

November 9, 2011